Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom llp

One Manhattan West

New York, NY 10001-8602 TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com February 8, 2023

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KINS Technology Group Inc.

Four Palo Alto Square, Suite 200, 3000

El Camino Real

Palo Alto, CA 94306

RE:	KINS Technology Group Inc.
Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to KINS Technology Group Inc., a Delaware corporation (“KINS”), in connection with the Registration Statement (as defined below), relating to the issuance of Securities (as defined below) in connection with the merger (the “Merger”), pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 25, 2022, by and among KINS, KINS Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of KINS (“Merger Sub”), CXApp Holding Corp. (“CXApp”), and Inpixon, a Nevada corporation and parent company of CXApp (“Inpixon”).

Pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, among others: (i) Merger Sub will merge with and into CXApp, (ii) the separate corporate existence of Merger Sub will cease and CXApp will be the surviving corporation and a wholly owned subsidiary of KINS, (iii) the CXApp common stock, par value $0.0001 per share, will be converted into shares of KINS common stock, par value $0.0001 per share, and (iv) KINS will change its name to CXApp Inc. and is referred to herein as “New CXApp.”

KINS Technology Group Inc.

February 8, 2023

Pursuant to the registration statement on Form S-4 (File No. 333-267938), containing KINS’ proxy statement and prospectus, KINS will (1) issue an aggregate of 690,000 shares of KINS Class A common stock, par value $0.0001 per share (the “KINS Class A Common Stock”) and (2) issue an aggregate of 6,210,000 shares of KINS Class C common stock, par value $0.0001 per share (the “KINS Class C Common Stock” and together with the KINS Class A Common Stock, the “Securities”), originally filed on October 19, 2022, with the Securities and Exchange Commission (the “Commission”) under the Securities Act, as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto (such registration statement, as amended, being hereinafter referred to as the “Registration Statement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)	the Registration Statement relating to (1) the issuance of an aggregate of 690,000 shares of KINS Class A Common Stock and (2) the issuance of an aggregate of 6,210,000 shares of KINS Class C Common Stock;

(b)	an executed copy of a certificate of Eric Zimits, Secretary and Chief Corporate Development Officer of KINS, dated the date hereof (the “Secretary’s Certificate”);

(c)         a copy of the Certificate of Incorporation of KINS (the “Existing Charter”), in effect as of September 25, 2022, and as of the date hereof, certified by the Secretary of State of the State of Delaware (the “DE Secretary of State”) as of December [•], 2022, and certified pursuant to the Secretary’s Certificate;

(d)          the form of Certificate of Incorporation of New CXApp, to become effective upon the consummation of the Business Combination, filed as Annex C to the proxy statement (the “Proxy Statement”) forming part of the Registration Statement (the “Proposed Charter”);

(e)          a copy of the Bylaws of KINS (the “Existing Bylaws”), in effect as of September 25, 2022, and as of the date hereof, and certified pursuant to the Secretary’s Certificate;

(f)          the form of Bylaws of New CXApp, to become effective upon the consummation of the Merger, filed as Annex D to the Proxy Statement (the “Proposed Bylaws”);

(g)        a copy of certain resolutions of the Board of Directors of KINS adopted on September 25, 2022, certified pursuant to the Secretary’s Certificate;

(h)           a copy of the Merger Agreement, filed as Annex A to the Proxy Statement and Exhibit 2.1 to the Registration Statement;

(i)           a copy of the Separation and Distribution Agreement, dated as of September 25, 2022, filed as Annex B to the Proxy Statement and Exhibit 2.2 to the Registration Statement;

KINS Technology Group Inc.

February 8, 2023

(j)            a copy of the Sponsor Support Agreement (as defined below), filed as Annex H to the Proxy Statement and Exhibit 10.1 to the Registration Statement; and

(k)           a copy of a certificate, dated the date hereof, from the DE Secretary of State with respect to KINS’ existence and good standing in the State of Delaware.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of KINS and KINS’ subsidiaries and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of KINS and KINS’ subsidiaries and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of KINS and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the representations and warranties contained in the Pre-Closing Documents (defined below).

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”) (all of the foregoing being referred to as “Opined-on Law”). The opinion stated below presume that:

(a)           The Proposed Charter, in the form filed as Annex C to the Proxy Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the DE Secretary of State and have become effective in accordance with Sections 103 and 388 of the DGCL, that no other certificate or document has been, or prior to the filing of the Proposed Charter will be, filed by or in respect of New CXApp with the DE Secretary of State and that New CXApp will pay any fees and other charges required to be paid in connection with the filing of the Proposed Charter;

(b)            The Proposed Bylaws, in the form attached as Annex D to the Proxy Statement, without alteration or amendment (other than identifying the appropriate date), will become effective upon the effective time of the Merger; and

(c)           Prior to the issuance of the Securities: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act; (ii) the stockholders of KINS will have approved, among other things, the Merger Agreement, including the Proposed Charter and the Proposed Bylaws; and (iii) the other transactions contemplated by the Merger Agreement, the Sponsor Support Agreement (the “Sponsor Support Agreement”), dated as of September 25, 2022, by and among KINS Capital, LLC, a Delaware limited liability company, KINS and CXApp, the Warrant Agreement and the Separation and Distribution Agreement (collectively, the “Pre-Closing Documents”) to be consummated concurrent with or prior to the Merger, will have been consummated.

KINS Technology Group Inc.

February 8, 2023

As used herein, “Transaction Documents” means the Pre-Closing Documents, together with the Warrant Certificate.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.            The Securities, when issued in the manner and on the terms described in the Registration Statement and the Merger Agreement, as applicable, will have been duly authorized by all requisite corporate action on the part of KINS under the DGCL and will be validly issued, fully paid and nonassessable.

The opinion stated herein are subject to the following qualifications:

(a)           we do not express any opinion with respect to the effect on the opinion stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinion stated herein are limited by such laws and orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)             we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any Transaction Document or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)             we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(d)             we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document; and

(e)            except to the extent expressly stated in the opinion contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms.

KINS Technology Group Inc.

February 8, 2023

In addition, in rendering the foregoing opinion we have assumed that, at all applicable times:

(a)            neither the execution and delivery by KINS of the Transaction Documents nor the performance by KINS of its obligations thereunder, including the issuance and sale of the Securities or consummation of the Merger and the other transactions contemplated by the Transaction Documents: (i) conflicted or will conflict with the Proposed Charter or the Proposed Bylaws, (ii) constituted or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which KINS or its property is subject (except that we do not make the assumption set forth in this clause, (ii) contravened or will contravene any order or decree of any governmental authority to which KINS or its property is subject, or (iii) violated or will violate any law, rule or regulation to which KINS or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law);

(b)           neither the execution and delivery by KINS of the Transaction Documents nor the performance by KINS of its obligations thereunder, including the issuance and sale of the Securities or the consummation of the Merger and the other transactions contemplated by the Transaction Documents, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction; and

(c)             the issuance of the Securities does not violate or conflict with any agreement or instrument binding on KINS (except that we do not make this assumption with respect to the Proposed Charter or the Proposed Bylaws).

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act.

Very truly yours,

MJM